Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Wells Fargo Variable Trust:


In planning and performing our audits of the financial statements of the Wells Fargo VT Discovery Fund, Wells Fargo VT Index Asset

Allocation Fund, Wells Fargo VT International Equity Fund, Wells

Fargo VT Omega Growth Fund, Wells Fargo VT Opportunity Fund, and

Wells Fargo VT Small Cap Growth Fund (collectively the Funds), six of the funds comprising the Wells Fargo Variable Trust, as of and for the year ended December 31, 2016, in accordance with the standards of the Public Company Accounting Oversight Board

(United States), we considered the Funds internal control over financial reporting, including controls over safeguarding

securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial

statements and to comply with the requirements of Form N-SAR,

but not for the purpose of expressing an opinion on the

effectiveness of the Funds internal control over financial

reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing

and maintaining effective internal control over financial

reporting. In fulfilling this responsibility, estimates

and judgments by management are required to assess the

expected benefits and related costs of controls. A funds

internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted

accounting principles (GAAP). A fund's internal control over financial reporting includes those policies and procedures that

(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and

dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP,

and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and

trustees of the fund; and (3) provide reasonable assurance

regarding prevention or timely detection of unauthorized

acquisition, use, or disposition of a fund's assets that

could have a material effect on the financial statements.

Because of its inherent limitations, internal control over

financial reporting may not prevent or detect misstatements.

Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become

inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

A material weakness is a deficiency, or combination of deficiencies,

in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the

Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board

(United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operation,

including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2016.

This report is intended solely for the information and use of management and the Board of Trustees of Wells Fargo Variable

Trust and the Securities and Exchange Commission and is not

intended to be and should not be used by anyone other than

these specified parties.


/s/KPMG

Boston, Massachusetts
February 23, 2017